                                                                   Exhibit 10.25

    AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
    --------------------------------------------------------
              OLD ORCHARD URBAN LIMITED PARTNERSHIP
              -------------------------------------


     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is made this _____ day of December, 1996 by and between USC Old Orchard, Inc., a Delaware corporation (the "General Partner") and Urban Shopping Centers, L.P., an Illinois limited partnership (the "Limited Partnership," the General Partner and the Limited Partner being collectively the "Partners").

                           WITNESSETH:
                           -----------

     WHEREAS, the Partners are the sole partners of ZML-Old Orchard Limited Partnership, an Illinois limited partnership, formed pursuant to that certain Agreement of Limited Partnership dated as of August 30, 1993 (the "Partnership Agreement") having succeeded to the interests of all of the former partners thereof, and;

     WHEREAS, the Partners desire to amend and restate the Partnership Agreement in its entirety;

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound thereby, the Partners hereto hereby agree as follows:

                            ARTICLE 1
                            ---------
                       NAME OF PARTNERSHIP
                       -------------------

     The name of the partnership shall be "Old Orchard Urban
Limited Partnership" (hereinafter called the "Partnership").

                            ARTICLE 2
                            ---------
                      CHARACTER OF BUSINESS
                      ---------------------

     The purpose of the Partnership is to hold, maintain, operate, improve, develop, lease and otherwise use for profit that certain real property, commonly known as the Old Orchard Shopping Center, located at Skokie Boulevard, Old Orchard Road and Golf Road in the Village of Skokie, Illinois, and more particularly described on Exhibit "A" attached hereto and made a part hereof (the "Property"). In connection with the foregoing, the Partnership may engage in such other activities as the General Partner may from time to time determine to be necessary or appropriate to such purposes. The Partnership shall not engage in any business unrelated to its interest in the Property and shall not own any assets other than those related to its interest in the Property.

                            ARTICLE 3
                           ----------
                   PRINCIPAL PLACE OF BUSINESS
                   ---------------------------

     The principal place of business of the Partnership shall be at 900 North Michigan Avenue, Suite 1500, Chicago, Illinois
60611, or at such other place as the General Partner may hereafter determine from time to time.

                            ARTICLE 4
                            ---------
                       TERM OF PARTNERSHIP
                       -------------------

     The term of the Partnership shall continue until December
31, 2045, unless terminated earlier in accordance with the terms of this Agreement.

                            ARTICLE 5
                            ---------
          PERCENTAGE INTERESTS; CAPITAL CONTRIBUTIONS;
          --------------------------------------------
                   STATUS OF LIMITED PARTNERS
                   --------------------------

     5.1 The General Partner shall have a one percent (1%) interest, and the Limited Partner shall have a ninety nine percent (99%) interest, in the Partnership's profits, losses, capital and distributions. The foregoing interests are hereinafter referred to as the "Partnership Interests".

     5.2 The Partners have heretofore made various contributions to the capital of the Partnership which have been reflected in their respective capital accounts. No capital call for any additional contributions of capital may be made without the prior written approval of the Limited Partner, which it may withhold in its sole and absolute discretion.

     5.3  Status of Limited Partner.
          --------------------------

          (a) The Limited Partner shall not participate in the management or control of the Partnership's business, nor transact any business for the Partnership, nor have the power to act for or bind the Partnership.

          (b) The Limited Partner shall not have any personal liability whatsoever to the Partnership or to any other Partner or to the creditors of the Partnership for the debts of the Partnership or any of its losses.

          (c) The death or legal incapacity or dissolution of the Limited Partner shall not cause a dissolution of the Partnership, but the rights of the Limited Partner to share in the profits and losses of the Partnership and to receive distributions of Partnership funds shall, on the happening of such an event with respect to the Limited Partner, devolve upon its successor, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership.

                            ARTICLE 6
                            ---------
                        CAPITAL ACCOUNTS
                        ----------------

     The General Partner shall establish and maintain a capital account for each Partner. The capital accounts of all Partners shall be determined and maintained throughout the full term of the Partnership in accordance with Section 704(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The term "capital account", when used herein, shall mean, with respect to any Partner, the entire "Capital Contribution" which has been made by such Partner as herein provided (i) reduced by (a) any Loss allocated to such Partner, (b) any distributions of cash or other property to such Partner, and (c) any expenditures of the Partnership described, or treated under Section 704(b) of the Code as described, in Section 705(a)(2)(B) of the Code, and (ii) increased by any Profit allocated to such Partner. In addition to the specific increases and decreases to a capital account which are provided to be made under this Agreement, any item which is required to be reflected in a capital account under the second sentence of this Article 6 shall be so reflected.

The capital account of any Partner shall reflect all prior adjustments to the capital account of any predecessor holder of such Partner's interest in the Partnership. "Capital Contribution", when used herein, shall mean the amount of cash and the fair market value of other property contributed by a Partner to the Partnership (net of liabilities assumed or taken subject to in connection with such contribution).

                            ARTICLE 7
                            ---------
                    ALLOCATIONS OF PROFIT AND LOSS
                    ------------------------------

     7.1 "Profit" and "Loss" for purposes of this Agreement shall be defined as net profit and net loss (and where appropriate hereunder, each item of Partnership income, gain, loss, deduction or credit) determined in accordance with the accounting method followed by the Partnership for federal income tax purposes and otherwise in accordance with tax accounting principles and procedures applied in a consistent manner. The calculation of Profit and Loss shall take into account partnership income exempt from federal income tax and Partnership expenses and costs, not deductible or properly chargeable to capital, for federal income tax purposes.

     7.2 Profit and Loss of the Partnership, as the case may be, shall be allocated between the Partners for each fiscal year of the Partnership in the ratio of their respective Partnership Interests. Notwithstanding anything to the contrary in this Agreement, the interest of the General Partner in each item of Partnership income, gain, loss, deduction and credit will be equal to at least 1% of each such item at all times during the existence of the Partnership. In determining the General Partner's interest in such items, any Partnership interest owned by the General Partner as a Limited Partner shall not be taken into account.

     7.3 In the case of any property contributed to the Partnership or any other property to which Section 704(c) of the Code (or the principles of Section 704(c) of the Code) applies, Partnership allocations of income, gain, loss and deduction shall be made (solely for Federal income tax purposes and in a manner which does not duplicate prior capital account adjustments) in accordance with Section 704(c) of the Code so as to take account of the variation between the tax basis of the property for Federal income tax purposes and its fair market value at the time of contribution.

                              ARTICLE 8
                              ---------
                            DISTRIBUTIONS
                            -------------

     8.1 The term "Cash Available for Distribution" of the Partnership means all cash determined by the General Partner to be available for distribution. Distributions of Cash Available for Distribution shall be made at such intervals as may be determined by the General Partner.

     8.2 Any Cash Available for Distribution shall be distributed to the Partners pari passu in the ratio of their respective Partnership Interests.

                            ARTICLE 9
                            ---------
                BOOKS, RECORDS, ACCOUNTING AND REPORTS
                --------------------------------------

     9.1 The General Partner shall maintain the books and records of the Partnership, which will be separate from the books and records of each Partner. The Partnership's books and records together with all of the documents and papers pertaining to the business of the Partnership shall be kept and maintained at the principal place of business of the Partnership, and at all reasonable times shall be open to the inspection of and may be copied and excerpts taken therefrom by the Limited Partner or its duly authorized representative. The fiscal year of the Partnership shall be the calendar year and the books and records of the Partnership shall be kept on a calendar year basis in accordance with generally accepted accounting principles applicable to an accrual basis taxpayer, except as otherwise determined by the General Partner.

     9.2 As soon as reasonably practicable after the end of each fiscal year of the Partnership, the General Partner shall prepare a balance sheet of the Partnership, a statement of the capital accounts of the Partners as of the last day of such fiscal year and a statement of income or loss of the Partnership for such year. In addition, the General Partner shall cause income tax returns for the Partnership to be prepared and filed with the appropriate authorities and shall prepare copies of all such returns and a report indicating the Partners' respective shares of the Partnership's Profit and/or Loss for such year for federal and state income tax purposes. Any transfer, contribution, liquidation, or redemption with respect to a Partnership interest shall be accounted for by using an interim closing of the books on the accrual method.

                           ARTICLE 10
                           ----------
                        MANAGEMENT AND CONTROL
                        ----------------------

     10.1 Except as set forth in Section 10.3 below, the management and control of the Partnership and its affairs and business shall rest exclusively with the General Partner, which shall have all of the rights that may be possessed by a partner pursuant to the Act, together with such other rights and powers as are otherwise conferred by law or are necessary, advisable or convenient for the management of the business and affairs of the Partnership. Without limiting the generality of the foregoing, the General Partner shall have the following rights and powers:

          10.1.1      To spend the capital and income of the
Partnership in the exercise of any rights or powers possessed by the General Partner hereunder.

          10.1.2 To sell, exchange, purchase, hold, lease, operate and manage any and all Partnership property and to enter into and perform agreements with others with respect to any such activities, which agreements may contain such terms, provisions and conditions as the General Partner shall approve.

          10.1.3      To purchase and sell personal property
incidental to the operation of the Partnership's property and to borrow money to finance the purchase of such personal property.

          10.1.4 To purchase from others, at the expense of the Partnership, contracts of liability, casualty and other insurance which the General Partner deems advisable, appropriate or convenient for the protection of the properties or affairs of the Partnership or for any other purpose convenient or beneficial to the Partnership.

          10.1.5 To invest Partnership funds in commercial paper, government securities, certificates of deposit, banker's acceptances or similar investments.

          10.1.6 To borrow money from others and to secure the repayment of such borrowing by executing mortgages or deeds of trust, pledging or otherwise encumbering or subjecting to security interests all or any part of the property of the Partnership and to refund, refinance, increase, modify, consolidate and extend the maturity of any indebtedness created by such borrowing, or any such mortgage, deed of trust, pledge, encumbrance or other security device.

          10.1.7 To employ, engage, retain or deal with such persons to act as leasing and managing agents, brokers, accountants, lawyers or in such other capacity as the General Partner shall deem advisable for the proper operation of the business of the Partnership. The fact that a Partner is employed by or is directly or indirectly connected with any such person shall not prohibit the General Partner from employing or otherwise dealing with such person.

          10.1.8      To make any and all decisions regarding
taxes, including the making or revocation of all Partnership tax elections.

          10.1.9 To make, execute, acknowledge and deliver, in the name and on behalf of the Partnership, all written Partnership documents and instruments, including without limitation, any deeds, mortgages, leases, easement and license agreements, contracts, bonds, notes, instruments of pledge or assignment, and any other documents, including, without limitation, any confession of judgment or warrant of attorney in such documents, and upon dissolution of the Partnership, the certificate of dissolution, and to ask, demand, recover, assume, and receipt for all sums of money or other consideration which shall become due and owing to the Partnership by reason of the sale, lease, mortgage or assignment of any Partnership assets, and to take all lawful ways and means for the recovery thereof and to compromise and agree for the same, and to execute and deliver good and sufficient discharges and acquittances therefor.

     10.2 Each Partner may, notwithstanding the existence of this Agreement, engage in whatever other activities it chooses, whether the same be competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such other activities to the Partnership or the other Partner. Neither this Agreement nor any activity undertaken pursuant hereto shall prevent either Partner from engaging in such other activities, or require either Partner to permit the Partnership or the other Partner to participate in any such other activities and, as a material part of the consideration for the execution hereof by the Partners, each of the Partners hereby waives, relinquishes and renounces any such right or claim of participation.

     10.3 Without the prior written consent of the Limited Partner (which consent may be withheld in the sole and absolute discretion of the Limited Partner), (i) the General Partner shall have no right or authority to cause the Partnership to file or otherwise commence any proceedings in bankruptcy, and (ii) the General Partner shall not make any calls for additional capital contributions by the Partners.

                              ARTICLE 11
                              ----------
                            BANK ACCOUNTS
                            -------------

     All funds of the Partnership shall be deposited in the name of the Partnership in such bank account or accounts as shall be determined by the General Partner. The funds of the Partnership shall not be commingled (prior to the distribution thereof to the Partners) with the funds of the Partners.

                           ARTICLE 12
                           -----------
            TRANSFER OF INTERESTS IN THE PARTNERSHIP
            ----------------------------------------

     No Partner may agree or purport voluntarily or by operation of law to sell, assign, transfer, hypothecate, pledge or otherwise dispose of (collectively "Transfer") all or any part of its Partnership Interest without the prior consent of the other Partner. Any transfer of all or any part of a Partnership Interest shall be void ab initio and a breach of this Agreement.

                              ARTICLE 13
                              ----------
                      DISSOLUTION OF THE PARTNERSHIP
                      ------------------------------

     13.1 Subject to the provisions of Section 13.2 hereof, the Partnership shall be dissolved and terminated upon the first to occur of the following events:

         (a) The end of the term or the termination of the Partnership as provided in Article 4 hereof;

         (b) The sale of all or substantially all of the Partnership's property;

         (c) An order for relief against the General Partner is entered under Chapter 7 of the Federal bankruptcy law, or the General Partner: (i) makes a general assignment for the benefit of creditors, (ii) files a voluntary petition under bankruptcy law, (iii) is adjudicated as bankrupt or insolvent; (iv) files a petition or answer seeking for that Partner any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in any proceeding of this nature, or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the General Partner or of all or any substantial part of the General Partner's properties.

         (d) 120 days after the commencement of any proceeding against the General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation, the proceeding has not been dismissed, or if within 90 days after the appointment without the General Partner's consent or acquiescence of a trustee, receiver, or liquidator of the General Partner or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

     13.2 Anything herein to the contrary notwithstanding, but subject to Section 13.3, in the event of the dissolution of the Partnership for any reason other than the matters set forth in subsections (a) and (b) of Section 13.1., the Limited Partner can elect (in its sole discretion after satisfying Section 13.3) to cause the Partnership to be reconstituted and to have the Partnership continue, such election to be made within 90 days after such event of dissolution. In the event of such election, the existing General Partner shall withdraw from the Partnership in consideration for the sum equal to the value of the General Partner's partnership interest; and the Partnership shall have as its replacement general partner an entity designated by the Limited Partner.

     13.3 The Limited Partner shall not elect to cause the Partnership to be reconstituted and to have the Partnership continue unless it has first satisfied the condition of
Section 7.3.2 of the partnership agreement of the Limited Partner by obtaining the consent of limited partners of the Limited Partner holding a majority of the percentage interests of the limited partners of the Limited Partner.

     13.4 Upon dissolution of the Partnership upon the occurrence of any of the above-described events or by operation of law, the Partnership shall be terminated (except as provided in Sections
13.2 and 13.3 above), the General Partner shall take a full account of the Partnership assets and liabilities, and the receivables of the Partnership shall be collected and its assets liquidated as promptly as is consistent with obtaining the fair value thereof. Upon such dissolution, the Partnership shall engage in no further business thereafter other than necessary to cause the Partnership to be operated on an interim basis, to collect its receivables and liquidate its assets.

     13.5 The proceeds of the sale of the property and assets of the Partnership shall be applied and distributed in the following order of priority:

         (a) To payments of debts and liabilities of the Partnership and the expenses of liquidation;

         (b) To the establishment of any reserves which the General Partner may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership; and

         (c) To the Partners in accordance with the provisions of Section 13.6 hereof.

13.6 Notwithstanding anything to the contrary in this Agreement,
(i) upon Liquidation of the Partnership the proceeds of such Liquidation shall be distributed in accordance with the positive capital account balances of the Partners, and upon Liquidation of any Partner's interest in the Partnership the proceeds of such Liquidation shall be distributed in accordance with the positive capital account balance of such Partner, in each case as determined after taking into account all capital account adjustments for the Partnership taxable year during which such Liquidation occurs (other than those adjustments made pursuant to this clause (i)) and after adjusting capital accounts for actual or anticipated Profit or Loss allocable among the Partners in accordance with, or as if there had been, an actual disposition of the Partnership properties at their fair market value, by the end of such taxable year (or, if later, within 90 days after the date of such Liquidation); and (ii) if the General Partner has a deficit balance in its capital account following the Liquidation of its interest in the Partnership, as determined after taking into account all capital account adjustments for the Partnership taxable year during which such Liquidation occurs (other than any adjustment for any capital contribution of the General Partner made pursuant to this clause (ii)) and after adjusting capital accounts for actual or anticipated Profit or Loss allocable among the Partners in accordance with, or as if there had been, an actual disposition of the Partnership properties at their fair market value, the General Partner will make a capital contribution to the Partnership in an amount equal to such deficit balance. In the case of any Liquidation of the Partnership which results solely from the termination of the Partnership for Federal income tax purposes under Section 708(b)(1)(B) of the Code, deemed (but not actual) liquidating distributions shall be constructively made to the Partners, and the Partnership shall be reformed for Federal income tax purposes, and deemed (but not actual) contributions shall be constructively made thereto, in accordance with Sections 704 and 708 of the Code. The term "Liquidation", when used herein, shall mean (i) when used with reference to the Partnership, the earlier of (a) the date upon which the Partnership is terminated under
Section 708(b)(1) of the Code or (b) the date upon which the Partnership ceases to be a going concern, and (ii) when used with reference to any Partner, the earlier of (a) the date upon which there is a Liquidation of the Partnership or (b) the date upon which such Partner's entire interest in the Partnership is terminated other than by transfer, assignment or other disposition to a person other than the Partnership.

     13.7 Upon the Liquidation of the Partnership or any Partner's interest in the Partnership, the capital accounts of the Partners first shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in all Partnership assets (that have not been reflected in the capital accounts previously) would be allocated among the Partners (in accordance with the allocations under Section 7.2) if there were a taxable disposition of such assets for the fair market value of such assets on such date and if the proceeds of such disposition were distributed or deemed distributed in accordance with Article 8 and not Article 13.

                              ARTICLE 14
                              ----------
               NO PARTITION; DISTRIBUTION IN KIND
               ----------------------------------

     No Partner shall have the right to partition any of the Partnership's property, nor shall a Partner make application to any court or authority having jurisdiction in the matter or commence or prosecute any action or proceeding for a partition and the sale thereof and upon any breach of the provisions of this Article 14 by either Partner, the other Partner (in addition to all rights and remedies of law or in equity it may have) shall be entitled to decree or order restraining or enjoining such application, action or procedure. No Partner shall have the right to demand to receive property, other than cash, in return for its capital contribution.

                           ARTICLE 15
                           ----------
                             NOTICES
                             -------

     All notices, demands and communications of any kind which either Partner may be required or desires to serve upon the other Partner under the terms of this Agreement shall be in writing and shall be served upon such other Partner by personal service upon such other Partner, or by mailing a copy thereof by certified or registered mail, postage prepaid, with return receipt requested, addressed to such other Partner as follows:

     If to the General Partner:    900 North Michigan Avenue
                                   Suite 1500
                                   Chicago, Illinois  60611
                                   Attention:  General Counsel

     If to the Limited Partner:    900 North Michigan Avenue
                                   Suite 1500
                                   Chicago, Illinois  60611
                                   Attention:  General Counsel

     In case of service by mail, it shall be deemed complete on the day of actual delivery as shown by the addressee's registered or certified mail receipt or at the expiration of the third business day after the date of mailing, whichever is earlier in time. The address to which notices, demands and other communications shall be delivered or sent may be changed from time to time by notice serviced as hereinabove provided.

                           ARTICLE 16
                           ----------
                          GENERAL PROVISIONS
                          ------------------

     16.1 This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements between them with respect hereto. This Agreement may not be altered or amended except by the written agreement duly executed by both Partners of the Partnership.

     16.2 The provisions of this Agreement shall, subject to the terms and conditions of Article 12 hereof, be binding upon and inure to the benefit of the successors and assigns of each of the Partners.

     16.3 In the event of any litigation between the parties hereto to enforce any provision of this Agreement or any right of any party hereto, the non-prevailing party to such litigation shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred therein by the prevailing party. "Prevailing party" means the party, which through final judgment or settlement or compromise, obtains substantially the relief sought. If any party hereto without fault is made a party to any litigation instituted by or against the other party, such other party shall indemnify the party who without fault is made a party to such litigation against and save it harmless from all costs and expenses, including reasonable attorneys' fees incurred by such party in connection therewith.

     16.4 Either party hereto shall, in addition to all other rights, be entitled to the remedies of specific performance and injunction to enforce its rights hereunder. Headings of the Articles of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof. Where the context so requires, the use of the neuter gender shall include the masculine and the neuter genders and the singular shall include the plural and vice versa.

     16.5 This Agreement and the Partnership shall be governed by and construed in accordance with the internal laws of the State of Delaware.

     16.6 This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall together constitute one and the same agreement, binding all parties hereto, notwithstanding all of the parties are not signatory to the original or the same counterpart.

     16.7 Each party to this Agreement hereby warrants and represents that its execution of this Agreement is binding upon it.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day first written above.


          General Partner:    USC OLD ORCHARD, INC.,
                         a Delaware corporation

                         By:
                              ------------------------------------------
                         Its:
                              ------------------------------------------

          Limited Partner:    URBAN SHOPPING CENTERS, L.P.,
                              an Illinois limited partnership

                         By:  URBAN SHOPPING CENTERS, INC.
                              a Maryland corporation, General Partner

                              By:
                                   ------------------------------------
                              Its:
                                   ------------------------------------